SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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                               Asarco Incorporated
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                (Name of Registrant as Specified in Its Charter)


                            Phelps Dodge Corporation
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notes:

September 23, 1999

ATTENTION ASARCO AND CYPRUS AMAX SHAREHOLDERS:

NOW THERE'S NO COMPARISON

PHELPS DODGE has increased its offers for ASARCO and Cyprus Amax and added a substantial CASH component. Compare for yourself:

INCREASED PHELPS DODGE OFFERS                                 ASARCO/CYPRUS AMAX MERGER

- 40 % premiums                                               - NO premium
     - Values ASARCO at $25.90 per share                           - Values ASARCO at $5.00 + 1 new
       ($9.00 + 0.2880 Phelps Dodge shares)                          ASARCO/Cyprus Amax share
     - Values Cyprus Amax at $19.82 per share                      - Values Cyprus Amax at $3.83 + 0.765
       ($6.89 + 0.2203 Phelps Dodge shares)                          new ASARCO/Cyprus Amax share

- $2.00/share annual dividend                                 - $0.20/share annual dividend
     -Approximately 3.5% current yield                             - Approximately 0.9% current yield

- More upside potential based on proven                       - More promises after years of
  track record                                                  underperformance


There is simply no comparison. Tell your Boards you want Phelps Dodge's superior offers. Vote NO to the ASARCO/Cyprus Amax NO-premium merger by sending in your BLUE ASARCO and GOLD Cyprus Amax proxy cards.

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Only your most recent vote counts -- so it's not too late to vote AGAINST the
ASARCO/Cyprus Amax NO-premium merger. If you need help voting your shares, please call INNISFREE M&A INCORPORATED toll free at 877-750-5838.
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[PHELPS DODGE CORPORATION LOGO]

NOTE: Per share values based on 9/22/99 closing share price for Phelps Dodge assuming full proration; premiums based on unaffected share prices for all three companies before trading was halted on the morning of 8/20/99; maintains ASARCO/Cyprus Amax announced exchange ratio of 0.765.

This advertisement is neither an offer to exchange nor a solicitation of an offer to exchange the common stock of ASARCO or Cyprus Amax for common stock of Phelps Dodge. The offers will be made solely by means of Phelps Dodge's Prospectus and the related Letter of Transmittal.

This advertisement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.